SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                                 February 21, 2008

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

3847 East Loop 820 South, Fort Worth, Texas	76119
(Address of Principal Executive Offices)	(Zip Code)

(817) 496-4414
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2.02. Results of Operations and Financial Condition

Tandy Leather Factory, Inc. on February 21, 2008 issued a press release regarding its financial results for the quarter and year ended December 31, 2007. A copy of the press release is attached as Exhibit 99.1.

The information in this report and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

No. Exhibit
99.1 Press release dated February 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                TANDY LEATHER FACTORY, INC.

Date: February 21, 2008	By: /s/ Ron Morgan
Ron Morgan, Chief Executive Officer and President

EXHIBIT 99.1

FOR IMMEDIATE RELEASE                            FEBRUARY 21, 2008

TANDY LEATHER FACTORY REPORTS 2007 FINANCIAL RESULTS -
MEETS 2007 EARNINGS GUIDANCE OF 28 CENTS PER SHARE

FORT WORTH, TEXAS - Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the fourth quarter and year ended December 31, 2007. Consolidated net income for the quarter was $1.2 million compared to consolidated net income of $1.4 million for the fourth quarter of 2006. Fully diluted earnings per share for the quarter were $0.11, compared to $0.13 for the same quarter of the previous year. Total sales for the quarter ended December 31, 2007 decreased 1% to $14.6 million from $14.8 million for the fourth quarter of 2006. Consolidated sales for the year ended December 31, 2007 were $55.3 million, virtually the same as 2006 sales of $55.2 million. Consolidated net income for 2007 was $3.1 million or $0.28 per fully-diluted share versus $4.8 million or $0.43 per fully-diluted share for 2006.

Sales in the Retail Leathercraft division for the fourth quarter of 2007 increased $248,000 over the previous year's fourth quarter, representing a 4% improvement. Seventy-two Tandy Leather retail stores comprised Retail Leathercraft’s operations on December 31, 2007, compared to sixty-two retail stores a year earlier. Ten new stores were opened in 2007 between January and October. For 2007, Retail Leathercraft’s sales increased $2.1 million, or 9%, over 2006.

Fourth quarter sales for the Wholesale Leathercraft division decreased $319,000 over the same quarter of 2006, a 4% reduction. Same store sales decreased $500,000, or 7%, while national account sales were up $20,000, or 2%. Mid-Continent Leather Sales added sales of $166,000 in the fourth quarter. For the year, Wholesale Leathercraft’s sales were down $1.1 million, or 4%. Same store sales decreased $1.2 million, or 5%, while sales to national accounts were down $564,000, or 13%, for the year. Mid-Continent Leather Sales added sales of $720,000 for the year.

Consolidated gross profit margin for the fourth quarter was 57.8%, a decline from 58.8% for the fourth quarter of 2006. For 2007, consolidated gross profit margin was 57.3%, equal to that of the previous year's gross profit margin. Consolidated operating expenses for the fourth quarter of 2007 were 45.8% of sales, increasing from 44.9% for the same quarter of 2006. Operating expenses totaled 49.1% of sales for 2007, increasing from 44.5% for 2006.

Ron Morgan, Chief Executive Officer and President, commented, "As are many retailers, we are glad to have 2007 behind us and are looking forward to the challenges that will be part of 2008. We made great strides in containing our operating expenses in the fourth quarter - up approximately ½ of one percent compared to the fourth quarter of 2006. Considering we have ten more stores now than we had then, I think the minimal increase in operating expenses is even more of an accomplishment than it first appears. As a result, we are reiterating our 2008 guidance of $56 million in revenue and 28 cents in fully-diluted EPS.”

Shannon Greene, Chief Financial Officer and Treasurer, added, “While 2007 was not a great year for us, there are some achievements worth mentioning: We met our 2007 earnings guidance of 28 cents per share. 2007 was our eleventh consecutive year of operating profitability. We ended the year with more cash in the bank than we started with and our cash balance grew by more than 80% in the fourth quarter. Our inventory grew by only 2% from the end of 2006 to the end of 2007 and decreased by 15% in the fourth quarter. If you eliminate the inventory in the ten new stores we opened this year, our inventory would be down by 2% compared to the end of 2006. ”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 72 Tandy Leather retail stores, located in 32 states and 6 Canadian provinces, and Mid-Continent Leather Sales, one store located in Oklahoma. Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact:	Shannon L Greene	Tandy Leather Factory, Inc.	817/496-4414 or sgreene@tandyleather.com
	Mark Gilbert	Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain forward-looking statements. All forward-looking statements made here or in other news releases issued by Tandy Leather Factory, Inc. are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of Tandy Leather Factory, Inc. to differ materially from management’s current expectations. Many of these risks and uncertainties are detailed from time to time in TLF’s reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Investors are reminded that past performance may not be predictive of future results.

Selected financial data:

	Quarter Ended 12/31/07		Quarter Ended 12/31/06
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$7498,855	$1,036,454	$7,817,851	$1,138,583
Retail Leathercraft	6,910,136	665,828	6,661,625	986,967
Other	216,886	44,311	353,221	(62,347)
Total Operations	$14,625,877	$1,746,593	$14,832,697	$2,063,203

	Year Ended 12/31/07		Year Ended 12/31/06
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$29,555,978	$2,826,710	$30,697,970	4,814,239
Retail Leathercraft	24,663,751	1,544,320	22,520,461	2,310,073
Other	1,097,27	139,971	1,980,590	(56,598)
Total Operations	$55,317,002	$4,511,001	$55,199,021	$7,067,714

Wholesale Leathercraft	Quarter Ended 12/31/07		Quarter Ended 12/31/06
	# of stores	Sales	# of stores	Sales
Same store sales	29	$6,403,575	29	$6,909,305
New store sales	1	166,190	-	-
National account group		929,090		908,546
Total Sales - Wholesale Leathercraft		$7,498,855		$7,817,851

Wholesale Leathercraft	Year Ended 12/31/07		Year Ended 12/31/06
	# of stores	Sales	# of stores	Sales
Leather Factory stores	29	$25,133,477	29	$26,431,133
New store sales	1	719,641	-	-
National account group		3,702,860		4,266,837
Total Sales - Wholesale Leathercraft		$29,555,978		$30,697,970

Retail Leathercraft	Quarter Ended 12/31/07		Quarter Ended 12/31/06
	# of stores	Sales	# of stores	Sales
Same store sales	62	$6,337,241	62	$6,661,625
New store sales	10	572,895	-	-
Total Sales - Retail Leathercraft	72	$6,910,136	62	$6,661,625

Retail Leathercraft	Year Ended 12/31/07		Year Ended 12/31/06
	# of stores	Sales	# of stores	Sales
Same store sales	52	$20,896,677	52	$20,805,686
New store sales	20	3,767,074	10	1,714,775
Total Sales - Retail Leathercraft	72	$24,663,751	62	$22,520,461

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2007 AND 2006

	Three Months		Twelve Months
	2007 (unaudited)	2006	2007 (unaudited)	2006
NET SALES	$14,625,877	$14,832,697	$55,317,002	$55,199,021
COST OF SALES	6,178,730	6,107,775	23,644,599	23,566,251
Gross Profit	8,447,147	8,724,922	31,672,403	31,632,770

OPERATING EXPENSES	6,700,554	6,661,719	27,161,402	24,565,056
INCOME FROM OPERATIONS	1,746,593	2,063,203	4,511,001	7,067,714

Interest expense	71,715	-	122,209	-
Other, net	(89,868)	(13,440)	(439,040)	(98,391)
Total other expense	(18,153)	(13,440)	(316,831)	(98,391)

INCOME BEFORE INCOME TAXES	1,764,746	2,076,643	4,827,832	7,166,105
PROVISION FOR INCOME TAXES	591,263	668,751	1,739,701	2,389,039
NET INCOME	$1,173,482	$1,407,892	$3,088,131	$4,777,066

NET INCOME PER COMMON SHARE - BASIC	$0.11	$0.13	$0.28	$0.44
NET INCOME PER COMMON SHARE - DILUTED	$0.11	$0.13	$0.28	$0.43

Weighted Average Number of Shares Outstanding:
Basic	10,974,222	10,862,496	10,951,481	10,807,316
Diluted	11,160,034	11,137,095	11,157,775	11,113,855

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS
	12/31/07 (unaudited)	12/31/06
Cash	$6,810,396	$6,739,891
Accounts receivable, net of allowance for doubtful accounts	2,538,816	2,599,279
Inventory	17,473,352	17,169,358
Deferred income taxes	256,938	266,018
Other current assets	1,481,004	1,089,258
Total current assets	28,560,505	27,863,804
Property and equipment, net	6,620,644	1,876,605
Goodwill and other intangibles, net	1,374,671	1,106,815
Other assets	1,095,686	1,069,411
	$37,651,506	$31,916,635

Accounts payable	$1,497,564	$1,776,646
Accrued expenses and other liabilities	2,072,640	3,424,010
Income taxes payable	67,150	59,392
Notes payable and current maturities of long-term debt	151,875	111,723
Total current liabilities	3,789,229	5,371,771
Deferred income taxes	148,648	221,621
Notes payable and long-term debt, net of current maturities	3,898,125	-
Total liabilities	7,836,002	5,593,392

Common stock	26,359	26,124
Paid-in capital	5,419,477	5,292,591
Treasury stock (5,859 shares)	(25,487)	(25,487)
Retained earnings	24,037,672	20,949,540
Accumulated other comprehensive loss	357,483	80,475
Total Stockholders' Equity	29,815,504	26,323,243
	$37,651,506	$31,916,635

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2007 AND 2006

	2007 (unaudited)	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,088,131	$4,777,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	634,291	392,915
(Gain) loss on disposal of assets	50,114	(3,750)
Non-cash stock-based compensation	19,340	101,080
Deferred income taxes	(63,893)	23,222
Other	241,1822	(15,696)
Net changes in assets and liabilities:
Accounts receivable-trade, net	116,815	(420,431)
Inventory	46,228	(1,500,176)
Income taxes	7,758	(140,189)
Other current assets	(407,729)	(731,200)
Accounts payable	(327,726)	556,226
Accrued expenses and other liabilities	(1,351,369)	873,437
Total adjustments	(1,034,990)	(864,562)
Net cash provided by operating activities	2,053,141	3,912,504

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,384,698)	(471,753)
Payments in connection with businesses acquired	(650,000)	-
Proceeds from sale of assets	32,281	3,750
Increase in other assets	(26,276)	10,320
Net cash used in investing activities	(6,028,693)	(457,683)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in revolving credit loans	4,050,000	-
Payments on notes payable and long-term debt	(111,723)	(134,067)
Payments received on notes secured by common stock	-	-
Repurchase of common stock (treasury stock)	-	-
Proceeds from issuance of common stock	107,780	203,410
Net cash provided by financing activities	4,046,057	69,343

NET CHANGE IN CASH	70,505	3,524,164
CASH, beginning of period	6,739,891	3,215,727

CASH, end of period	$6,810,396	$6,739,891

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	122,209	-
Income taxes paid during the period, net of (refunds)	1,830,688	2,282,113

NON-CASH INVESTING ACTIVITIES:
Equipment acquired under capital lease financing arrangements	-	-